SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 11, 2011

Tasty Baking Company
(Exact Name of Registrant as Specified in Charter)

Pennsylvania	1-5084	23-1145880
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Navy Yard Corporate Center, Three Crescent Drive, Suite 200, Philadelphia, PA                                                         19112
(Address of Principal Executive Offices)                                                                                                                                (Zip Code)

Registrant’s telephone number, including area code:   (215) 221-8500

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

As previously disclosed in the Form 10-Q filed by Tasty Baking Company (“Tasty”) with the Securities and Exchange Commission (the “SEC”) on May 6, 2011, complaints were filed on April 21, 2011, April 27, 2011 and April 29, 2011 in the Court of Common Pleas of Philadelphia County, Pennsylvania in the matters, respectively, of Michelsen and Enochs v. Tasty Baking Company, et al. (No. 11-04-02487), Paul F. Ringheiser III  v. Tasty Baking Company, et al. (No. 11-04-02927), and Joan Taylor v. Tasty Baking Company, et al. (No. 11-05-00004) (collectively, the “Litigation Matters”).  The plaintiffs in the Litigation Matters alleged, among other things, that Tasty’s directors breached their fiduciary duties to Tasty’s shareholders in connection with their approval of that certain Agreement and Plan of Merger (the “Merger Agreement”) dated April 10, 2011 by and among Tasty, Flowers Foods, Inc., a Georgia corporation (“Flowers”) and Compass Merger Sub, Inc., a Pennsylvania corporation (as assignee of Flowers Bakeries, LLC, a Georgia limited liability company) (“Merger Sub”), which contemplates a tender offer (the “Offer”) by Merger Sub to acquire all of the outstanding shares of common stock of Tasty, and as soon as practicable after the consummation of the Offer and subject to the satisfaction of certain conditions set forth in the Merger Agreement, for Merger Sub to merge with and into Tasty with Tasty surviving such merger (the “Merger”).  The plaintiffs also alleged that Tasty, Flowers and Flowers Bakeries, LLC aided and abetted the alleged breaches of fiduciary duty.

On April 27, 2011, Tasty’s Board of Directors also received a written shareholder litigation demand (the “Demand”) on behalf of a shareholder, David Raul, alleging breaches of fiduciary duty by Tasty’s Board of Directors and management in connection with the Offer and the Merger, and demanding that the Board of Directors take action to ensure that the consideration provided in the Offer is fair to Tasty and its shareholders, and to otherwise recover, for Tasty’s benefit, the damages described in the Demand.  The Demand threatened that Mr. Raul would commence a shareholder derivative suit on behalf of Tasty absent immediate action by the Board of Directors to that effect.  To Tasty’s knowledge, no complaint has been filed in connection with this Demand.

On May 11, 2011, a Stipulation to Consolidate was filed with the Court of Common Pleas, Philadelphia County, Pennsylvania with regard to the Litigation Matters.  If approved by the Court, this will consolidate these proceedings before the Court of Common Pleas, Philadelphia County, Pennsylvania.  The consolidated action will be entitled In re Tasty Baking Company Shareholder Litigation, Case No. 11-04-02487 (the “Consolidated Action”).

The defendants named in the Consolidated Action (the “Defendants”) believe that the Consolidated Action is entirely without merit, and that they have valid defenses to all claims raised by David Raul and the plaintiffs named in the Consolidated Action (collectively, the “Plaintiffs”).  Nevertheless, to avoid the costs, disruption and distraction associated with such litigation, on May 11, 2011, the Defendants entered into a Memorandum of Understanding (“MOU”) with the Plaintiffs.  Under the MOU, the Plaintiffs and the purported class of Tasty shareholders they represent will dismiss the Consolidated Action with prejudice, withdraw the Demand and discharge and release the Defendants, their agents, advisors and certain affiliated parties from and against all direct, derivative, legal or equitable claims, known and unknown, that are based on, arise out of or relate in any way, directly or indirectly, to the allegations and claims in the Consolidated Action, the Demand, the transactions contemplated by the Merger Agreement, the negotiations and deliberations related to the Merger Agreement, the various public filings relating to the transactions contemplated by the Merger Agreement and certain other potential legal or equitable claims described more fully in the MOU.  In exchange for such settlement and release, the parties agreed, after arm’s length discussions between and among the Defendants and Plaintiffs, that Tasty would provide additional supplemental disclosures to the Schedule 14D-9 (the “Statement”) filed by Tasty with the SEC on April 21, 2011, as amended pursuant to an Amendment No. 1 filed by Tasty with the SEC on April 25, 2011 and Amendment No. 2 filed by Tasty with the SEC on May 2, 2011 (these additional supplemental disclosures being set forth in an Amendment No. 3 to the Statement), although Tasty does not make any admission that such additional supplemental disclosures are material as a matter of law or in the context of a shareholder’s decision to tender Shares into and accept the Offer.  After reaching agreement on the substantive terms of the settlement, the parties also agreed that the Plaintiffs may apply to the court for an award of reasonable attorneys’ fees and expenses and that Tasty, or its successor, will pay to Plaintiffs’ counsel an amount not more than $250,000 as is approved by court order.  The settlement, including the payment by the Defendants of any such fees and expenses, is also contingent upon, among other things, consummation of the transactions contemplated by the Merger Agreement and the approval of the Court of Common Pleas, Philadelphia County, Pennsylvania.  The MOU recognizes, among other things, that the parties will cooperate and use their best efforts to execute a Stipulation of Settlement and present the Stipulation of Settlement and such other documentation as may be required by the court within forty-five (45) days from the date of the MOU in order to obtain court approval of the settlement.

The MOU provides that Tasty and the members of its Board of Directors deny that they engaged in any wrongdoing, deny that they committed any violation of law or acted improperly in any way, and they believe that they acted properly at all times and that the Consolidated Action has no merit, but wish to settle the Consolidated Action in order to avoid the costs, disruption and distraction of further litigation. In the event that the MOU is not approved and the conditions described above are not satisfied, the Defendants will continue to vigorously defend the Consolidated Action.

This summary of the MOU does not purport to be complete and is qualified in its entirety by reference to the MOU, which is included as Exhibit (a)(13) to the Statement and is incorporated by reference into this Item 8.01.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.                      Description

Exhibit 99.1	Memorandum of Understanding, In re Tasty Baking Company, Docket No. 11- 04-02487, dated May 11, 2011 (incorporated by reference to Exhibit (a)(13) to Amendment No. 3 to the Schedule 14D-9 filed by Tasty with the SEC as of May 12, 2011).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TASTY BAKING COMPANY
(Registrant)

Date: May 12, 2011	/s/ Paul D. Ridder
Paul D. Ridder
Senior Vice President and Chief Financial Officer

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